UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

MTR GAMING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20508	84-1103135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number.)

State Route 2 South, Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (304) 387-8300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Dispositon of Assets

                On March 7, 2008, the Registrant completed the sale of the stock of Speakeasy Gaming of Fremont, Inc. (“SGFI”) to TLC Casino Enterprises, Inc. Net proceeds to the Registrant from such sale were approximately $28.2 million (exclusive of the fees and costs of the transaction). SGFI owns and operates Binion’s Gambling Hall and Hotel in Las Vegas, Nevada. A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial  Statements and Exhibits

                (a)           Not applicable.

                (b)           Pro forma Financial Information.

                                See Exhibit 99.2 below.

                (c)           Not applicable.

                (d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 10, 2008

99.2

Consolidated Balance Sheets of Registrant (presenting the sale of Binions as Assets held for sale and Liabilities held for sale) and Consolidated Statements of Operations of Registrant (presenting the sale of Binions as Loss from discontinued operations) (incorporated by reference to Registrant’s report on Form 10-Q filed November 9, 2007).

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date:	March 13, 2008